Dated the 23 day of May 2016

HORIZON INVESTMENT CLUB LIMITED
豪昇投資俱樂部有限公司

in favour of

THERON RESOURCE GROUP

__________________________________________________

DEED OF WAIVER AND ASSUMPTION OF DEBT
in respect of
Loan and Liabilities

__________________________________________________

THIS DEED OF WAIVER is made on the 23 day of May 2016

BY:

HORIZON INVESTMENT CLUB LIMITED 豪昇投資俱樂部有限公司 (Company No.: 1682260), is incorporated under the law of British Virgin Islands, whose registered office is located at Trident Chambers, P. O. Box 146, Road Town, Tortola, British Virgin Islands (“Horizon”);

IN FAVOUR OF:

THERON RESOURCE GROUP, is a company incorporated under the laws of United States of America, whose principal address is located at 1620 Central Ave Ste 202, Cheyenne, Wyoming 82001(“Theron”).

WHEREAS:

(A)	Horizon as vendor and Red Point Holdings L.P. as purchaser is proposed to enter into a share purchase agreement in respect of certain shares of Theron (the “Agreement”).

(B)

On or before the date of this Agreement, Theron is indebted to Horizon loans or advancements in the total sum of US$307,818 (the " Loan"); and is indebted to Sino Light Group Limited under a promissory note dated 3 May, 2011 (the “Promissory Note”) in the principal amount of US$50,000 bearing interest at 5% per annum and has been matured and in default.

(C)	Pursuant to the terms on this Agreement, Horizon shall execute this Deed in favour of Theron in accordance with the terms hereinafter contained.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed (including the recital), the following words and expressions shall have the following meanings:-

“Claim”
means all actions, cause of actions, suits, lawsuits, debts, claims, demands and proceedings of any kind whatsoever, in law or in equity, known or unknown, foreseen or unforeseen, whether asserted by any one of the parties or by any other person; and

“Deed”	means this deed of waiver as it may from time to time be amended, altered, varied or supplemented by the mutual consent of all the parties hereto.

2.	WAIVER

2.1	In consideration of the mutual promises and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged),

(a)

Horizon hereby absolutely waives, releases and discharges Theron from all its obligations to repay the Loan and all liabilities arising from and in connection with the Loan and all Claims whatsoever, wheresoever and howsoever arising which Horizon has or may have, at any time, against Theron based upon, arising out of, by reason of or in respect of the Loan; and

(b)

Horizon hereby agrees, confirms and declares that, upon execution of this Deed, all its rights, title, benefits, interests and chose in action in relation to the Loan shall be absolutely extinguished for all purposes and Theron shall no longer owe any sum of money to Horizon.

2.2

Horizon further covenants and agrees that it shall not to, whether by itself or join, assist, aid or act in concert in any matter whatsoever with any other person, firm or corporation, in the making of any Claim or in the bringing of any proceeding or action in any manner whatsoever arising out of or in relation to the Loan.

3.	ASSUMPTION OF DEBT

3.1	In consideration of the mutual promises and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged),

(c)

Horizon and Theron hereby agree and confirm that Theron hereby novates and transfers to Horizon all its obligations and liabilities under the Promissory Note including all principal amount, accrued interests, or default interests arising under Promissory Note and such other liabilities accrued or incurred by Theron prior to the closing date of the Agreement; and Horizon hereby assumes and takes over all of Theron’s obligations and liabilities under the Promissory Note and such other liabilities accrued or incurred by Theron prior to the closing date.

(d)	Horizon hereby agrees to satisfy all Claim in connection with the Promissory Note and such other liabilities accrued or incurred by Theron prior to the closing date of the Agreement.

4.	GOVERNING LAW AND JURISDICTION

4.1

This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

[End of Text]

IN WITNESS WHEREOF this Deed has been executed and delivered by the parties hereto as a deed on the day and year first above written.

SEALED with the COMMON SEAL of
HORIZON INVESTMENT CLUB LIMITED
 and SIGNED by
/s/ Leonora Yung
Leonora Yung, the sole director
For and on behalf of the company

SIGNED by
/s/ Leonora Yung
Leonora Yung
 For and on behalf of
THERON RESOURCE GROUP